Subsidiaries of the Company:

260 RIVER CORP., a Vermont Corporation BAYSHORE LANDING, LLC, a Florida Limited Liability BAYSHORE RAWBAR, LLC, a Florida Limited Liability BAYSHORE RESTAURANT, LLC, a Florida Limited Liability CII SPA, LLC, a Florida Limited Liability COURTLAND BAYSHORE RAWBAR, LLC, a Florida Limited Liability
COURTLAND BAYSHORE RESTAURANT, LLC, a Florida Limited Liability Company COURTLAND INVESTMENTS, INC., a Delaware Corporation
COURTLAND KEY WEST, INC., a Florida Corporation
GROVE ISLE ASSOCIATES, LTD., a Florida Limited Partnership
GROVE ISLE CLUB, INC., a Florida Corporation
GROVE ISLE INVESTMENTS, INC., a Florida Corporation
GROVE ISLE MARINA, INC., a Florida Corporation
GROVE ISLE YACHT CLUB ASSOCIATES, a Florida Joint Venture
GROVE SPA, LLC, a Florida Limited Liability
HMG BAYSHORE, LLC, a Florida Limited Liability Company
HMG HOUSTON GROVE, INC., a Texas Corporation
HMG-FIEBER ASSOCIATES, a Connecticut Joint Venture
SOUTH BAYSHORE ASSOCIATES, a Florida Joint Venture
THE GROVE TOWNE CENTER-TEXAS, LTD. , a Texas Limited Partnership